                                                                   EXHIBIT 10.39

                              (NATIONAL CITY LOGO)

                                      among

                          WAREHOUSING CREDIT AGREEMENT

                       THE NEW YORK MORTGAGE COMPANY, LLC
                                   as Borrower
                                       and


                     STEVEN B. SCHNALL AND JOSEPH V. FIERRO
                                  as Guarantors

                                       and

                         NATIONAL CITY BANK OF KENTUCKY
                                     As Bank


                                JANUARY 25, 2002

                                TABLE OF CONTENTS

ARTICLE 1         DEFINITIONS AND ACCOUNTING TERMS..............................     1
         1.1      Definitions...................................................     1
         1.2      Accounting Terms..............................................    11

ARTICLE 2         THE CREDIT LINE...............................................    11
         2.1      Warehouse Advances............................................    11
         2.2      Note..........................................................    12
         2.3      Manner of Borrowing...........................................    12
         2.4      Records.......................................................    13
         2.5      Certain Representations.......................................    13
         2.6      Payment of the Note...........................................    13
         2.7      Rates of Interest.............................................    14
         (a)      Applicable Rates of Interest..................................    14
         2.8      Fees..........................................................    14
         2.9      Interest Payments.............................................    15
         2.10     Post-Maturity Interest........................................    15
         2.11     Computation of Interest.......................................    15
         2.12     General Provisions Regarding Prepayments and Payments.........    15
         2.13     Set-Off.......................................................    16
         2.14     Commitments...................................................    16

ARTICLE 3         COLLATERAL SECURITY...........................................    16
         3.1      Collateral....................................................    16
         3.2      Security Agreement............................................    16
         3.3      Priority of Security Interests................................    16
         3.4      Release of Security Interest..................................    16

ARTICLE 4         CONDITIONS PRECEDENT..........................................    17
         4.1      Closing; Initial Warehouse Advance............................    17
         4.2      All Warehouse Advances........................................    18

ARTICLE 5         FINANCIAL COVENANTS...........................................    19
         5.1      Borrowing Base................................................    19
         5.2      GAAP Net Worth................................................    19
         5.3      Leverage Ratio................................................    19
         5.3      Leverage Ratio................................................    19
         5.4      Minimum Liquidity.............................................    19

ARTICLE 6         REPRESENTATIONS AND WARRANTIES................................    19
         6.1      Corporate Organization and Good Standing......................    19
         6.2      Qualification.................................................    19
         6.3      Power and Authority...........................................    20
         6.4      Binding Effect................................................    20
         6.5      Financial Condition...........................................    20
         6.6      Properties....................................................    20
         6.7      Litigation....................................................    20
         6.8      Regulations U and X...........................................    21
         6.9      Investment Company Act........................................    21
         6.10     Securities Act................................................    21
         6.11     Permits; Consents, etc........................................    21
         6.12     ERISA.........................................................    21

         6.13     Affiliates....................................................    21
         6.14     Tax Returns and Payments......................................    21
         6.15     Disclosure; Solvency..........................................    22

ARTICLE 7         COVENANTS.....................................................    22
         7.1      Affirmative Covenants.........................................    22
         7.2      Negative Covenants............................................    24
         7.3      Reporting Requirements........................................    26

ARTICLE 8         EVENTS OF DEFAULT.............................................    28
         8.1      Events of Default.............................................    28
         8.2      Remedies Not Exclusive........................................    29
         8.3      Remedies Upon Event of Default................................    29
         8.4      Performance by the Bank.......................................    30
         8.5      Attorneys and Accountants.....................................    30

ARTICLE 9         MISCELLANEOUS.................................................    31
         9.1      Expenses......................................................    31
         9.2      Non-Liability of Bank.........................................    31
         9.3      Waivers, etc..................................................    31
         9.4      Amendments....................................................    31
         9.5      Taxes.........................................................    31
         9.6      Governing Law.................................................    31
         9.7      Section Titles................................................    32
         9.8      Reliance by the Bank..........................................    32
         9.9      Severability..................................................    32
         9.10     Survival of Representations and Warranties....................    32
         9.11     Termination...................................................    32
         9.12     Counterparts; Effectiveness...................................    32
         9.13     Entire Agreement..............................................    32
         9.14     Exhibits and Schedules........................................    33
         9.15     Indemnity.....................................................    33
         9.16     Role of the Bank..............................................    33
         9.17     Notices.......................................................    33
         9.18     Assignment....................................................    34

ARTICLE 10        ASSIGNMENTS AND PARTICIPATIONS................................    35

ARTICLE 11        WAIVER OF JURY TRIAL..........................................    35

                               LIST OF EXHIBITS TO
                          WAREHOUSING CREDIT AGREEMENT

Exhibit A - Covenant Compliance Certificate
Exhibit B - Warehouse Borrowing Base Formula
Exhibit C - Warehouse Promissory Note
Exhibit D - Pledge and Security Agreement
Exhibit E - Request for Advance
Exhibit F - Authorized Signer Letter
Exhibit G - Guaranty Agreement
Exhibit H - Form of Opinion of Borrower's Counsel

                          WAREHOUSING CREDIT AGREEMENT


         This WAREHOUSING CREDIT AGREEMENT (this "Credit Agreement") is made and entered into as of this 25th day of January, 2002, by and among THE NEW YORK MORTGAGE COMPANY, LLC, a New York limited liability company with its principal place of business located at 304 Park Avenue South, 7th Floor, New York, New York 10010 (the "Company"), and STEVEN B. SCHNALL AND JOSEPH V. FIERRO, as Guarantors and NATIONAL CITY BANK OF KENTUCKY, a national banking association with a place of business located at 101 South Fifth Street, Louisville, Kentucky 40202 (the "Bank").

                  WHEREAS, the Company desires to obtain from the Bank a warehouse line of credit in the original maximum principal amount as of the date hereof of FIFTEEN MILLION DOLLARS ($15,000,000.00) (the "Line of Credit"), subject to the terms and conditions set forth in this Credit Agreement; and

                  WHEREAS, the Bank desires to establish the Line of Credit in favor of the Company upon the terms and conditions set forth in this Credit Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto agree as follows:


                                    ARTICLE 1

                        DEFINITIONS AND ACCOUNTING TERMS

         1.1 Definitions. In addition to the definitions in the opening paragraph of this Credit Agreement, the following terms shall have the meanings set forth below (such meanings to be equally applicable to both the singular and plural form of the terms defined):

                           "Adjusted Tangible Net Worth" shall mean, as of any
date of determination, GAAP Net Worth minus the sum of (i) capitalized purchased servicing rights of the Company, (ii) excess servicing fees of the Company, and
(iii) all intangible assets of the Company, plus the product of the unpaid principal balance of those one to four family residential real estate mortgage loans owned by the Company and included in the Company's Servicing Portfolio as of the date of determination multiplied by one and one-quarter of one percent (1.25%).

                  "Affiliate" shall mean (i) any Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, the Company, or (ii) any Person who is a director or officer of the Company or of any Person described in clause (i) above. For purposes of this definition, control of a Person shall mean the power, direct or indirect, to vote ten percent (10%) or more of the securities having ordinary voting power for the election of directors of such Person or to direct the management or policies of such Person, whether through the ownership of voting securities, or otherwise.

                           "Aged Loan" shall mean, as of any date:

                           (a) Any Loan, which is not a Wet Loan, which has been
pledged as Collateral for more than ninety (90) calendar days (calculated from the date upon which the Warehouse Advance relating to such Loan is made hereunder); and

                           (b) Any Wet Loan, which has been pledged as
Collateral for more than ten (10) calendar days (calculated from the date upon which the Warehouse Advance relating to such Loan is made hereunder).

                           "Alt A Loan" shall mean a Loan: (i) the entire
interest of which is owned by the Company; (ii) which is a First Mortgage Loan;
(iii) which is not an FHA or VA loan; and (iv) which conforms to the underwriting criteria of Approved Investors for loans which are commonly referred to in the secondary market as "Alt A" loans, as defined by the Agent; provided: (a) such Loan shall have a FICO score equal to or in excess of the requirements of the applicable Approved Investor, but in no event, less than 580; (b) such Loan shall not have a combined loan-to-value ratio at origination greater than [95%;] (c) such Loan has a face amount of less than one million dollars ($1,000,000.00); (d) such Loan is covered by a take-out commitment from an Approved Investor; (e) such Loan is pledged as Collateral within thirty (30) calendar days of origination, purchase or conversion, (f) such Loan has no more than one (1) principal/interest payment past due and (g) such Loan is not an Aged Loan.

                  "Alt A Advance" shall mean a Warehouse Advance requested to fund an Alt A Loan.

                  "Alt A Advance Sublimit" shall mean an amount equal to equal to Fifty Percent (50%) of the Total Warehouse Line Commitment so long as the Alt A Loans for which the Advance is made have a FICO score equal to or greater than 620; provided, however, that up to Twenty Percent (20%) of the Alt A Advance Sublimit may be used for Alt A Loans with a FICO score between 580 and 620.

                  "Approved Investors" shall mean the financial institutions approved for the shipment of Eligible Collateral by the Bank and listed on
SCHEDULE 1 attached hereto and made a part hereof by this reference, which listing shall include the address of each such Approved Investor, the name of the contact person for such Approved Investor and the telephone number of such contact person. The Bank may from time to time agree to add financial institutions to the list of Approved Investors provided that a financial institution shall not be deemed to be an Approved Investor until such time as the Bank has notified the Company that such financial institution has been approved by the Bank. The Bank may from time to time remove any financial institution from the list set forth in SCHEDULE 1 for cause by giving the Company prior written notice of such removal; provided, however, the Bank agrees to honor any commitments for delivery of Loans for purchase by any removed investor if such commitment was entered into prior to the Company's receipt of the related removal notification. From and after the Company's receipt of written notice removing an investor from the Approved Investor List, the Company shall not enter into any additional commitments for delivery of Loans for purchase by that investor.

                  "Average Monthly Available Deposits" shall mean the monthly average of free collected balances maintained in non-interest bearing accounts in the name the Company (or held by the Company in trust for third parties) with a Bank, after deducting any unpaid service charges or float required by such Bank under its normal practices to compensate such Bank for the maintenance of such accounts and taking into consideration reserve requirements and the other costs of complying with applicable law (including but not limited to any FDIC premium applicable to such accounts).

                  "Bank's Main Office" shall mean those offices of the Bank located at 101 South Fifth Street, Louisville, Kentucky.

                  "Bankruptcy Code" means Title 11 of the United States Code entitled "Bankruptcy" as now and hereafter in effect, or any successor statute.

                           "Borrowing Base" shall mean that amount which is
determined according to the borrowing base formula set forth in EXHIBIT B to this Credit Agreement.

                  "Business Day" shall mean any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the state in which the Bank maintains its office for purposes of performing its obligations under the Credit Agreement as set forth on the signature pages of the Credit Agreement or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close, or is a day on which the United States Federal Reserve Bank is closed.

                  "Collateral" shall mean the assets of the Company, as more particularly described in ARTICLE 2 of the Security Agreement in which the Bank has a Security Interest.

                  "Collateral Documents" shall mean the Security Agreement and all other agreements, instruments, documents, and other papers creating, evidencing, or representing the Collateral or the Security Interests therein.

                  "Collateral Proceeds Account" shall mean the "no access" deposit account maintained by the Bank at the main office of the Bank in the name of the Bank for the benefit of the Company and to which the Company shall have no access, for the purposes of receiving the proceeds of the Collateral and other funds as provided in this Credit Agreement and the Security Agreement.

                  "Collateral Value" shall mean as of any date:

                           (a) With respect to a Loan which is not a Second
Mortgage Loan or Home Equity Loan, which constitutes Eligible Collateral on such date ninety eight percent (98%) of the least of (i) the unpaid principal balance of such Loan; (ii) the purchase price of the takeout commitment for such Loan from an Approved Investor or (iii) the acquisition cost of such Loan; and

                           (b) With respect to a Loan which is a Second Mortgage
Loan or Home Equity Loan, which constitutes Eligible Collateral on such date ninety seven percent (97%) of the least of (i) the unpaid principal balance of such Loan; (ii) the purchase price of the takeout commitment for such Loan from an Approved Investor or (iii) the acquisition cost of such Loan.

                  Notwithstanding anything contained in (a) and (b) to the contrary:

                           A. The Collateral Value of all Wet Loans shall not exceed the Wet Advance Sublimit;

                           B. The Collateral Value of all Conforming Loans plus the Collateral Value of all Government Loans shall not exceed the Conforming/Government Advance Sublimit;

                           C. The Collateral Value of all Alt A Loans shall not exceed the Alt A Advance Sublimit;

                           D. The Collateral Value of all Co-Op Loans shall not exceed the Co-Op Advance Sublimit;

                           E. The Collateral Value of all Second Mortgage Loans plus the Collateral Value of all Home Equity Loans shall not exceed the Second Mortgage Loan Advance Sublimit;

                           F. The Collateral Value of all Jumbo Loans shall not exceed the Jumbo Advance Sublimit;

                           G. The Collateral Value of all Subprime Loans shall not exceed the Subprime Sublimit;

                           H. Each Wet Loan in respect of which the Company shall not have delivered all of the Collateral Documents to the Bank within the number of days set forth herein after the Warehouse Advance in respect of such Loan is made by the Bank to the Company, shall have a Collateral Value of zero (0);

                           I. Each Wet Loan which the Bank determines has not been funded by the Company on the date the Warehouse Advance in respect of such Wet Loan is made by the Bank to the Company, shall have a Collateral Value of zero (0);

                           J. All Aged Loans shall have a Collateral Value of zero;

                           K. If the Bank shall determine that the Collateral Value otherwise assigned to an item of Eligible Collateral does not accurately reflect the value thereof, then, upon notice to the Company such item of Collateral,

                                    (i) if it is a Loan which constitutes
                  Eligible Collateral which is not a Second Mortgage Loan or Home Equity Loan, shall instead have a Collateral Value equal to ninety eight percent (98%) of the market value as determined by the Bank; or

                                    (ii) if it is a Loan which constitutes
                  Eligible Collateral on such date which is a Second Mortgage Loan or Home Equity Loan, shall instead have a Collateral Value equal to ninety seven percent (97%) of the market value as determined by the Bank;

                           L. Each Loan in respect of which the Company shall not have returned the documents released under Trust Receipt within the number of days required by the Security Agreement, shall have a Collateral Value of zero; and

                           M. The Collateral Value of all Loans which are under Trust Receipt in accordance with the terms of the Security Agreement shall not exceed, in the aggregate, One Million Dollars ($1,000,000).

                  "Collections" shall mean all payments, funds or money paid by an Obligor with respect to any liability or obligation arising under a promissory note which evidences a Pledged Loan.

                  "Commitment" shall mean a Firm Commitment or a Standby Commitment.

                  "Conforming Loan" shall mean a Loan secured by a Conforming Conventional Mortgage.

                  "Conforming Conventional Mortgage" shall mean a First Mortgage securing a Loan which is eligible for purchase by any or all of FNMA or FHLMC or such other Approved Investors.

                  "Conforming/Government Advance" shall mean a Warehouse Advance requested by the Company to fund a Conforming Loan or Government Loan.

                  "Conforming/Government Advance Sublimit" shall mean an amount equal to one hundred percent (100%) of the Total Line Commitment.

                  "Co-Op Advance" shall mean a Warehouse Advance requested to fund a Co-Op Loan.

                  "Co-Op Advance Sublimit" shall mean an amount equal to fifty percent (50%) of the Total Line Commitment.

                  "Co-Op Lease" shall mean a proprietary lease relating to the occupancy by the lessee thereunder of a single family residential cooperative apartment, the assignment of which secures a Co-Op Loan.

                  "Co-Op Loan" shall mean a loan secured by an assignment of a Co-Op Lease and a first lien and security interest in Co-Op Shares appurtenant to such Co-Op Lease and which is evidenced by a negotiable promissory note executed by each Person who is a lessee under such Co-Op Lease and owner of an interest in such Co-Op Shares and which conforms to such additional underwriting standards as may be in existence in the secondary market at such time as determined by FHLMC or FNMA, as applicable.

                  "Co-Op Security Agreement" shall mean, collectively, (i) the security agreement executed by the owners of Co-Op Shares in favor of the lender under a Co-Op Loan granting to such lender a first lien and security interest in such Co-Op Shares, (ii) a stock power with respect to such Co-Op Shares signed in blank, (iii) UCC-1 financing statements executed by such owners in favor of such lender for purposes of perfecting such security interest, and (iv) an assignment by such owners, in blank, of their interest in the Co-Op Lease to which such Co-Op Shares are appurtenant.

                  "Co-Op Shares" shall mean the shares of capital stock in a residential cooperative housing corporation appurtenant to a Co-Op Lease issued to the lessees under such Co-Op Lease.

                  "Covenant Compliance Certificate" shall mean the certificate to be furnished to the Bank in accordance with SECTIONS 4.2(a) AND 7.3(b) hereof and in the form of EXHIBIT A attached to this Credit Agreement, together with a spreadsheet or other working papers showing the calculations used to prepare such certificate.

                  "Credit Agreement" shall have the meaning assigned to that term in the introduction of this Credit Agreement.

                  "Default Rate" means, upon the occurrence and during the continuation of any Event of Default: with respect to the then or thereafter outstanding principal balance of the Warehouse Note, a rate per annum equal to the sum of three percent (3.0%) per annum in excess of the rate that was in effect under the Warehouse Note immediately prior to the occurrence of the Event of Default.

                  "Dry Loan" shall mean a Loan the Collateral Documents for which have been delivered to the Bank.

                  "Document Custodian" shall mean Bank acting as the custodian of the Loans for purposes of facilitating the pool certification and issuance of Mortgage-backed Securities.

                  "Eligible Collateral" shall mean, collectively and as of any date, the following:

                  (a) Each Loan (i) which is a Conforming Loan, a Government Loan, a Jumbo Loan, an Alt A Loan, a Second Mortgage Loan, a Home Equity Loan, a Subprime Loan, or a Co-Op Loan without duplication, (ii) which constitutes Collateral, (iii) which is not an Aged Loan, (iv) which has not been under Trust Receipt in accordance with the terms of the Security Agreement for more than the maximum number of days allowed under the Security Agreement, (v) which has not been shipped to an Approved Investor for more than the maximum number of days allowed by the Security Agreement and no purchase proceeds have been received by the Agent, (vi) in respect of which the representations, warranties and agreements contained in the Credit Agreement and the Security Agreement are true and correct, and (vii) which is subject to a Firm Commitment or Standby Commitment; and

                  (b) Pledged Mortgage-backed Securities.

                  "Event of Default" shall mean any of the events set forth in
SECTION 8.1.

                  "FDIC" shall mean the Federal Deposit Insurance Corporation.

                  "FHA" shall mean the Federal Housing Administration.

                  "FHLMC" shall mean the Federal Home Loan Mortgage Corporation.

                  "Firm Commitment" shall mean a commitment from an Approved Investor or security dealer satisfactory to the Bank, to purchase from the Company a Loan or Loans or a Mortgage-backed Security or Securities under which commitment the Company is obligated to sell such Loan, Loans, or Mortgage-backed Security or Securities.

                  "First Mortgage" shall mean a mortgage, deed of trust, or other security deed in land and other interests in real property (including, without limitation, leasehold interests) and the structures, improvements, fixtures, and buildings located thereon, or in other rights and interests in real property, which secures a Loan, and which mortgage, deed of trust, or other security deed is subject to no prior or superior mortgage, deed of trust or other security deed in the land and other interests in real property encumbered by such mortgage, deed of trust, or other security deed.

                  "First Mortgage Loan" shall mean a Loan secured by a First Mortgage.

                  "FNMA" shall mean the Federal National Mortgage Association.

                  "Funding Account" shall mean the "no access" deposit account in the name of the Bank for the benefit of the Company and maintained by the Bank at the main office of the Bank into which the Bank's Warehouse Advance is to be funded.

                  "GAAP" shall mean those generally accepted accounting principles set forth in the opinions and pronouncements of the Financial Accounting Standards Board and its predecessors and the American Institute of Certified Public Accountants or those generally accepted principles of accounting which have other substantial authoritative support and are applicable in the circumstances as of the date of application, as such principles are from time to time supplemented and amended.

                           "GAAP Net Worth" shall mean, as of any date of
determination, the Company's net worth as determined in conformity with generally accepted accounting principals consistently applied.

                  "GNMA" shall mean the Government National Mortgage
Association.

                  "Government Loan" shall mean a Loan secured by a Government Mortgage.

                  "Government Mortgage" shall mean a First Mortgage securing a Loan which is eligible to be (i) insured by FHA, (ii) guaranteed by VA, or (iii) purchased by GNMA or such other investor acceptable to Bank.

                  "Guarantor" shall mean either of Steven B. Schnall and Joseph
V. Fierro.

                  "Guaranty" shall mean the Guaranty and Suretyship Agreement from the Guarantors in favor of the Bank.

                  "Home Equity Loan" " shall mean a Loan: (i) the entire interest of which is owned by the Company; (ii) which is secured by a First Mortgage or Second Mortgage; and (iii) which conforms to the underwriting criteria of Approved Investors for loans which are commonly referred to in the secondary market as "HELOC" loans; provided: (a) such Loan shall not have a combined loan-to-value ratio at origination greater than 100% of the Appraised Value of the real estate securing such Loan, (b) such Loan is covered by a take-out commitment from an Approved Investor; (c) such Loan is pledged as Collateral within thirty (30) calendar days of origination, purchase or conversion, (f) such Loan has no more than one (1) principal/interest payment past due and (d) such Loan is not an Aged Loan.

                  "Jumbo Advance" shall mean a Warehouse Advance requested to fund a Jumbo Loan, which face amount shall not be in excess of One Million Dollars ($1,000,000.00).

                  "Jumbo Advance Sublimit" shall mean an amount equal to Seventy Five Percent (75%) of the Total Warehouse Line Commitment.

                  "Jumbo Loan" shall mean, as applicable, either (a) a single Loan, the amount of which exceeds FNMA or FHLMC guidelines for maximum eligible amount, but which is not in excess of One Million Dollars ($1,000,000.00), and the entire interest of which is owned by the Company and which is secured by a Jumbo Mortgage covering a completed one-to-four family residential property which is subject to a Firm Commitment or (b) two separate Loans, the aggregate amount of which exceeds FNMA or FHLMC guidelines for maximum eligible amount, but which Advances relating to such Loans are not in the aggregate in excess of One Million Dollars ($1,000,000.00), and the entire interests of which are owned by the Company and which are secured by a First Mortgage and a Second Mortgage, respectively, each covering the same completed one-to-four family residential property and which are each subject to a Firm Commitment, provided, in either case, that: provided that (i) no default has occurred and is continuing on such Loan or Loans, (ii) such Loan(s) is not an Aged Loan, (iii) such Loan(s) is pledged as Collateral within thirty (30) calendar days of origination, purchase or conversion, (iv) such Loan(s) has no more than one (1) principal/interest payment past due.

                  "Jumbo Mortgage" shall mean a First Mortgage securing a Loan which meets all of the requirements of a Conforming Mortgage except that the principal amount of such Loan exceeds the maximum amount eligible for purchase by either FNMA or FHLMC.

                  "LIBOR" shall mean the per annum rate equal to the thirty (30) day average of the London Interbank Offered Rate, as published by Bloomberg Financial Services or a similar service selected by the Bank during each monthly billing cycle, or as otherwise determined in good faith by the Bank.

                  "Loan" shall mean a residential real estate mortgage loan purchased, refinanced or made by the Company, evidenced by a promissory note, and secured by a mortgage or deed of trust or similar instrument creating an enforceable first or second lien upon a completed one-to-four family residential property which was financed with the proceeds of such loan.

                  "Loan Documents" shall mean, collectively, the Credit Agreement, the Warehouse Note, the Collateral Documents and any and all other documents executed in connection therewith.

                  "Maturity Date" shall mean JUNE 15, 2002; provided that the Bank shall have the option, in its absolute discretion, either one time or from time to time, to extend the Maturity Date for an additional period not to exceed three hundred and sixty four (364) days. If the Maturity Date is extended, the term Maturity Date shall mean the date of expiration of such extension.

                  "Mortgage Electronic Registration Systems, Inc. ("MERS")" shall mean the real estate finance industry's electronic registry for tracking ownership of mortgage rights.

                  "Mortgage-backed Securities" shall mean securities issued by the Company or any Affiliate and guaranteed by GNMA or any successor, or securities issued by FNMA, FHLMC, or any successor, which are secured by pools of mortgages.

                  "Mortgage Note" shall mean, at any time, a negotiable promissory note executed by a competent party which either:

                           (A) (i) is secured by a Mortgage, and (ii)(a)
                  conforms to such additional underwriting standards as may be in existence in the secondary market at such time as determined by FHLMC, FNMA, GNMA, FHA or VA, as applicable, or but for the original unpaid principal amount thereof would so conform, or (b) conforms to the standards and requirements of the Non-Conforming Mortgage Loan Commitment allocated thereto; or

                           (B) evidences a Co-Op Loan and is secured by a Co-Op
                  Security Agreement.

                  "Net Income" shall mean, for the period in question, the net income (or loss) of the Company for such period taken as a single accounting period determined in accordance with GAAP.

                  "Non-Conforming Mortgage" shall mean a First Mortgage or a Second Mortgage securing a Loan which is not eligible for purchase by FNMA or FHLMC or any state bond/housing program or guarantee by GNMA and which is not a Jumbo Loan.

                  "Note" shall mean the Warehouse Note.

                  "Obligor" shall mean a person or other entity who now or hereafter is or becomes liable to the Company with respect to any of the Collateral.

                  "Outstanding Warehouse Balance" shall mean the unpaid principal balance of all Warehouse Advances.

                  "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, entity, party, or government (whether national, federal, state, county, city, municipal, or otherwise, and including, without limitation, any instrumentality, division, agency, body, or department thereof), whether acting in an individual, fiduciary, or other capacity.

                  "Pledged Loan" shall mean any Loan made by the Company with respect to which the Bank has made a Warehouse Advance, or with respect to which the Company has requested a Warehouse Advance, or which is now or hereafter at any time pledged, assigned, transferred, or conveyed, or a security interest therein granted, to the Bank. If the context so requires, "Pledged Loan" shall also mean any and all instruments and documents which evidence or relate to any such Loan.

                  "Pledged Mortgage-backed Securities" shall mean Mortgage-backed Securities with respect to which the Bank has made a Warehouse Advance, or with respect to which the Company has requested a Warehouse Advance, or which constitute proceeds of any Pledged Loan, or which are now or hereafter at any time pledged, hypothecated, assigned, transferred, or conveyed, or a security interest therein granted, to the Bank.

                  "Prevailing Time" shall mean the prevailing time in Louisville, Kentucky.

                  "Prime Rate" shall mean the fluctuating rate per annum which is publicly announced from time to time by Bank as being its so-called "prime rate" with each change in the Prime Rate automatically, immediately and without notice changing the rate of interest applicable to the Note. The Prime Rate is not necessarily the lowest rate of interest then available from the Bank on fluctuating-rate loans.

                  "Request for Advance" shall mean a written request for a Warehouse Advance by the Company substantially in the form attached hereto as EXHIBIT E.

                  "Second Mortgage" shall mean a mortgage, deed of trust or other security deed in land and other interests in real property (including, without limitation, leasehold interests) and the structures, improvements, fixtures and buildings located thereon, and in other rights and interests in real property (i) which mortgage, deed of trust or other security deed is subject to only one prior or superior mortgage, deed of trust or other security deed in the land and other interest in real property encumbered by such mortgage, deed of trust or other security deed, and (ii) which secures a Loan where the Loan combined with the outstanding balance of the prior or superior mortgage, deed of trust or other security deed does not exceed one hundred percent (100%) of the Appraised Value of such real estate.

                  "Second Mortgage Loan" shall mean a Loan made by the Company, the entire interest of which is owned by the Company and which is secured by a Second Mortgage.

                  "Second Mortgage Loan Advance" shall mean a Warehouse Advance requested to fund a Second Mortgage Loan or a Home Equity Loan.

                  "Second Mortgage Loan Advance Sublimit" shall mean an amount equal to Ten Percent (10%) of the Total Warehouse Line Commitment.

                  "Secured Obligations" shall mean all obligations, liabilities, and indebtedness of the Company to the Bank, due or to become due, direct or indirect, absolute or contingent, joint or several, now existing or at any time hereafter arising, incurred under the this Credit Agreement, the Note, any of the other Loan Documents, any other credit agreement or note hereafter executed and delivered by the Company in favor of the Bank, and any amendment to any of the foregoing, or otherwise, and any amendment, renewal, or extension of any such obligations, liabilities, and indebtedness, including without limitation all interest, fees, charges, expenses, and reasonable attorneys' fees, to the extent permitted by law, incurred to enforce the Banks' rights against the Company or otherwise, or arising out of the defense or prosecution of any matter growing out of this Credit Agreement or any of the other documents, agreements and instruments referred to above or any security interest granted herein.

                  "Security Agreement" shall mean the Pledge and Security Agreement by and between the Company and the Bank, in the form of EXHIBIT D to this Credit Agreement.

                  "Security Interest" shall mean every security interest, pledge, lien, hypothecation, and other encumbrance on or in any of the assets of the Company now or hereafter granted by the Company to the Bank whether pursuant to this Credit Agreement, the Collateral Documents, or otherwise.

                  "Servicing Portfolio" shall mean, as of any particular date, the then aggregate unpaid principal balance of the one-to-four family residential real estate mortgage loans which are then being serviced by the Company pursuant to mortgage selling and servicing contracts and mortgage pool purchasing contracts entered into with FNMA, GNMA, FHLMC, or other investors acceptable to the Bank.

                  "Standby Commitment" shall mean a commitment from an Approved Investor or security dealer satisfactory to the Bank, to purchase from the Company within a specified time period a Loan or Loans, or a Mortgage-backed Security or Securities, in an aggregate principal amount which conform to the criteria set forth therein, under which commitment the Company has the right, but is not obligated, to sell such Loan, Loans, or Mortgage-backed Security or Securities.

                  "Sublimits" shall mean the Conforming/Government Advance Sublimit, the Jumbo Advance Sublimit, the Alt A Advance Sublimit, the Subprime Advance Sublimit, the Co-Op Advance Sublimit, the Second Mortgage Loan Advance Sublimit, and the Wet Advance Sublimit.

                  "Subprime Loan" shall mean one-to-four family residential first priority mortgage loans owned by the Company that do not conform to FNMA, FHLMC or Alt A underwriting guidelines which are originated per terms of at least two Approved Investor takeout commitments meeting customary standards for "B" or "C" paper, as approved by Bank; provided: (a) no default has occurred and is continuing on such Loan, (b) such Loan has a face amount of less than two hundred thousand dollars ($200,000); and (c) such Loan is not an Aged Loan.

                  "Subprime Advance" shall mean a Warehouse Advance requested to fund a Subprime Loan.

                  "Subprime Sublimit" shall mean an amount equal to equal to Five Percent (5%) of the Total Warehouse Line Commitment.

                  "Termination Date" shall mean the earlier of (i) the Maturity Date, or (ii) the date the Bank declares this Credit Agreement to be terminated, pursuant to SECTION 8.3 below.

                  "Total Indebtedness" shall mean, as of the date of any determination, all indebtedness of the Company, as determined in accordance to GAAP, including, without limitation, all unpaid Secured Obligations, all amounts due under all capital leases, all accounts and trade payables, and all other liabilities and obligations of the Company, but excluding all obligations of the Company relating to its reverse repurchase facilities.

                  "Total Line Commitment" shall mean the amount of FIFTEEN MILLION DOLLARS ($15,000,000.00).

                  "Trust Receipt" shall have the meaning set forth in SECTION 7(h) of the Security Agreement.

                  "Uniform Commercial Code" shall mean the Uniform Commercial Code as adopted in the Commonwealth of Kentucky.

                  "Unmatured Event of Default" shall mean any event which, with the lapse of time, or with notice to the Company, or both, would constitute an Event of Default.

                  "VA" shall mean the Veterans Administration.

                  "Warehouse Advance" shall mean the cash amount advanced under the Warehouse Line by the Bank to or for the account of the Company under the terms of SECTION 2.1 of this Credit Agreement.

                  "Warehouse Line" shall have the meaning assigned to that term in the Preliminary Statement of this Credit Agreement.

                  "Warehouse Line Commitment" means the commitment of the Bank to maintain or make Warehouse Advances as set forth in SECTION 2.1 hereof.

                  "Warehouse Note" means that certain Warehouse Promissory Note of even date herewith, made by the Company, payable to the order of the Bank, and in the face principal amount of FIFTEEN MILLION DOLLARS ($15,000,000.00), a form of which is annexed hereto as EXHIBIT C, as the same may hereafter be amended, modified, renewed, replaced and/or restated from time to time.

                  "Wet Advance" shall mean a Warehouse Advance requested by the Company to fund a Wet Loan.

                  "Wet Advance Sublimit" shall mean an amount equal to (i) forty percent (40%) of the Total Line Commitment, during the last five (5) days of each month and the first five (5) days of each month and (ii) thirty percent (30%) of the Total Line Commitment at all other times.

                  "Wet Loan" shall mean a Loan the entire interest of which is owned by the Company which is secured by a Government Mortgage, Conforming Conventional Mortgage, Non-Conforming Mortgage, Second Mortgage or Jumbo Mortgage covering a completed one-to-four family residential property, for which the Collateral Documents relating to such Loan have not been delivered to the Bank and not more than ten (10) calendar days have elapsed since the day the Warehouse Advance relating to such Loan is made by the Bank.

         1.2 Accounting Terms. All accounting terms, except as their meanings may be modified by this Agreement, shall have the meanings given them in accordance with GAAP.


                                    ARTICLE 2

                                 THE CREDIT LINE

         2.1 Warehouse Advances. The Bank agrees to lend to the Company, and the Company agrees to borrow from the Bank, on the terms and conditions of this Credit Agreement, an aggregate amount not exceeding the Bank's Warehouse Line Commitment, subject to the Sublimits. Subject to the terms and conditions contained herein, Warehouse Advances may be repaid and reborrowed until the Termination Date.

The Bank's commitment to make Warehouse Advances under this SECTION 2.1 is herein called its "Warehouse Line Commitment".

         Notwithstanding the foregoing, the Bank shall not be obligated to make a Warehouse Advance which, (a) when added to the Outstanding Warehouse Balance would exceed the Borrowing Base at such time; (b) when added to the sum of the Outstanding Warehouse Balance would cause or result in a violation of the financial covenants set forth in ARTICLE 5; (c) if the Warehouse Advance is a Conforming/Government Loan Advance, when added to the outstanding balance of all Conforming/Government Loan Advances would cause or result in a violation in the Conforming/Government Loan Advance Sublimit; (d) if the Warehouse Advance is a Co-Op Advance, when added to the outstanding balance of all Co-Op Advances would cause or result in a violation in the Co-Op Advance Sublimit; (e) if the Warehouse Advance is a Jumbo Advance, when added to the outstanding balance of all Jumbo Advances would cause or result in a violation in the Jumbo Advance Sublimit; (f) if the Warehouse Advance is a Second Mortgage Loan Advance, when added to the outstanding balance of all Second Mortgage Loan Advances would cause or result in a violation in the Second Mortgage Loan Advance Sublimit; (g) if the Warehouse Advance is a Wet Advance, when added to the outstanding balance of all Wet would cause or result in a violation in the Wet Advance Sublimit; (h) if the Warehouse Advance is an Alt A Advance, when added to the outstanding balance of all Alt A Advances would cause or result in a violation in the Alt A Advance Sublimit; (i) if the Warehouse Advance is a Subprime Advance, when added to the outstanding balance of all Subprime Advances would cause or result in a violation in the Subprime Sublimit; or (j) if the Warehouse Advance would cause or result in the Outstanding Warehouse Balance to exceed the Total Line Commitment. The Bank shall not be obligated to honor any Request for Advance if the disbursement of funds thereunder would occur on or after the Termination Date, or if an Event of Default has occurred and has not been cured within the specified grace period, or would cause or result in an Event of Default or an Unmatured Event of Default.

         2.2 Note. The lending described in SECTION 2.1 above, to be made through Warehouse Advances made by the Bank in accordance with the terms set forth herein, shall be evidenced by the Warehouse Note of the Company substantially in the form of EXHIBIT C to this Credit Agreement. The aggregate amount of the Warehouse Advances made under the Warehouse Note, less repayments of principal, shall be the principal amount owing and unpaid on the Warehouse Note. The Warehouse Note shall be payable in the manner, and shall bear interest at the rates specified in this Credit Agreement.

         2.3 Manner of Borrowing.

                  A. Request for Advance. The Company shall deliver to the Bank, not later than 2:00 p.m. Prevailing Time on the Business Day on which the Company desires to obtain a Warehouse Advance an original (or facsimile copy) executed Request for Advance (which shall be irrevocable upon Bank's transfer of funds related to such Warehouse Advance) specifying the amount of the Warehouse Advance which it desires to borrow. On the date of the Bank's receipt of a Request for Advance requesting a Warehouse Advance if: (a) no Event of Default has occurred and is then existing; (b) all terms and conditions of this Credit Agreement required to be satisfied prior to the making of the Warehouse Advance are in fact satisfied; (c) all terms and conditions of the Security Agreement required to be satisfied prior to the making of a Warehouse Advance are in fact satisfied; and (d) the making of the Warehouse Advance shall not cause or result in either a violation of any of the terms of this Credit Agreement or of the Security Agreement, an Event of Default, or an Unmatured Event of Default, the Bank shall credit the amount of such Warehouse Advance to the Company according to the terms below. Bank may, in its sole discretion, extend the deadline for requests for advances from 2:00 p.m. to 3:00 p.m. Prevailing Time. Requests for a Warehouse Advance received by the Bank after 3:00 p.m. Prevailing Time will not be processed until the next Business Day.

                  B. Disbursement of Warehouse Advances. Subject to the conditions contained herein, and provided the Request for Advance is received by 2:00 p.m. Prevailing Time, the Bank shall disburse the amount of the Warehouse Advance to be made to the Company, in same day funds, to the Funding Account, maintained at the Bank's Main Office not later than 3:00 p.m. Prevailing Time on the date the Request for Advance from the Company is received by the Bank; provided, however, with respect to each Wet Advance, the proceeds thereof shall be (a) wire transferred by the Bank through the Federal Reserve Wire Transfer System directly to the Company's agent responsible for closing such Wet Loan,
(b) funded by a draft on the Bank, which draft shall be made payable jointly to the Company's agent responsible for closing such Wet Loan and the mortgagor(s) under such Wet Loan, or (c) disbursed in such other manner as is acceptable to the Bank.

                  2.4 Records.

                  A. Warehouse Advances. The Bank shall record the Warehouse Advances of the Bank in the records of the Bank. The Bank's records maintained pursuant to this SECTION 2.4 shall be available for inspection by the Company at any reasonable time and from time to time upon reasonable prior notice to the Bank.

                  B. Payments. The Bank shall record each repayment or prepayment in respect of the principal amount of the Warehouse Advances in the Bank's records. Any such recordation in accordance with the terms of this Credit Agreement shall be conclusive and binding on the Company absent manifest error; provided, that failure to make any such recordation, or any error in such recordation, shall not affect the Company's obligation to repay all Warehouse Advances to the Bank in accordance with this Credit Agreement and the Warehouse Note.

                  C. Bank's Records. The Bank shall record on its internal records each Warehouse Advance made by it to the Company and each payment in respect thereof. Any such recordation in accordance with the terms of this Credit Agreement shall be conclusive and binding on the Company absent manifest error; provided, that failure to make any such recordation, or any error in such recordation, shall not affect the Company's obligation to repay all Warehouse Advances to the Bank in accordance with this Credit Agreement and the Warehouse Note.

         2.5 Certain Representations. Each Request for Advance shall be deemed to be the representation of the Company and of the officer making the request that: (a) all conditions precedent set forth in ARTICLE 4 hereof have been satisfied; (b) the Company is in compliance with all financial covenants set forth in ARTICLE 5 hereof; (c) the representations and warranties contained in
ARTICLE 6 hereof remain true and correct; and (d) no Event of Default and no Unmatured Event of Default has occurred and is then existing, or will exist upon completion of the requested Warehouse Advance.

         2.6 Payment of the Note.

                  A. Termination Date. On the Termination Date, without necessity of notice or demand, the Company shall pay to the Bank the full amount of the outstanding principal balance of, and all accrued but unpaid interest on the Warehouse Note.

                  B. Borrowing Base Deficiency. If, at any time, and for any reason, including without limitation a reduction in the Collateral Value or any part thereof by virtue of a "mark to market" valuation, the outstanding warehouse balances owed to the Bank exceeds the Borrowing Base, as determined by the Bank, then the Company shall immediately pay to the Bank, an amount equal to the amount by which the sum of the outstanding balances owed to the Bank exceeds the Warehouse Borrowing Base.

                  C. Proceeds of Collateral. The proceeds from the Collateral shall be payable to the Bank for application to the Warehouse Note and other Secured Obligations under and in accordance with the terms of the Security Agreement.

         2.7 Rates of Interest.

                  A. Rates of Interest Election. The Company shall have the option, not later than three (3) business days prior to the end of each calendar month, to elect, in writing, the applicable rate of interest to be applied in
SECTION 2.7( B) below (the "Elected Rate"). Unless notified by the Company otherwise, the Bank shall apply the previous month's Elected Rate to the current calendar month's outstanding principal balance of the Notes. The Elected Rate options shall include, and are limited to, the Prime Rate and LIBOR, as defined herein.

                  B. Applicable Rates of Interest. Each Warehouse Advance made under the Note shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at:

                  (i) If the Elected Rate is the LIBOR, at the per annum rate equal to (i) LIBOR plus one and one-half of one percent (1.50%) (the "LIBOR-Based Rate") for that portion of the average monthly aggregate outstanding principal balance of the Warehouse Note which exceeds the Average Monthly Available Deposits, and (ii) one and one-half of one percent (1.50%) for the portion of the average monthly aggregate outstanding principal balance which does not exceed such Average Monthly Available Deposits; or

                           (ii) If the Elected Rate is the Prime Rate, at the
per annum rate equal to (i) the Prime Rate for that portion of the average monthly aggregate outstanding principal balance of the Warehouse Note which exceeds the Average Monthly Available Deposits, and (ii) one and one-half of one percent (1.50%) for the portion of the average monthly aggregate outstanding principal balance which does not exceed such Average Monthly Available Deposits.

                  B. Highest Lawful Rate. Notwithstanding anything to the contrary contained in this Credit Agreement or the Note, at no time shall the interest rate payable on the Warehouse Advances, together with all fees and other amounts payable hereunder to the extent the same constitute or are deemed to constitute interest, exceed the maximum rate of interest allowed by applicable law (the "Highest Lawful Rate"). In respect of any period during the term of this Credit Agreement, any amount paid to any Bank, to the extent the same shall (but for the provisions of this SECTION 2.7B) constitute or be deemed to constitute interest, would exceed the maximum amount of interest permitted by the Highest Lawful Rate during such period (such amount being hereinafter referred to as an "Unqualified Amount"), then, notwithstanding anything to the contrary contained in this SECTION 2.7, such Unqualified Amount shall be applied or shall be deemed to have been applied as a prepayment on the Warehouse Advances.

         2.8 Fees.

                  A. Non-Usage. Commencing with the period beginning May 1, 2002, the Company agrees to pay to the Bank a non-usage fee (the "Non-Usage Fee") computed at the rate of 25/100ths of one percent (0.25%) per annum of the monthly average amount of the Bank's Total Line Commitment available each month, less the monthly average of the Bank's Outstanding Warehouse Balance; provided, however, that no Non-Usage Fee shall be due for any month in which the monthly average of the Bank's Outstanding Warehouse Balance is equal to or greater than 50% of the monthly average amount of the Bank's Total Line Commitment available in such month.

                  B. Collateral Handling. The Company agrees to pay to the Bank such collateral handling fees ("Collateral Handling Fees") in the amounts and at the times set forth in the fee letter issued by the Bank to the Company.

                  C. Payment of Fees. The Non-Usage Fees and Collateral Handling Fees shall be payable in arrears each month. The Bank shall compute the amounts of the Non-Usage Fees and Collateral Handling Fees and include such fee on the Billing Statement to be delivered to the Company each month under SECTION 2.9 hereof. The Company shall pay to the Bank the Non-Usage Fees and Collateral Handling Fees set forth in such Billing Statement within five (5) calendar days of its receipt of a Billing Statement.

                  D. Fees Non-Refundable. The fees payable under this SECTION
2.8 once paid shall be non-refundable, in whole or in part under any circumstances, absent demonstrable error in the calculation of such fees.

         2.9 Interest Payments. As soon as reasonably possible subsequent to the availability of the account analysis statement, the Bank shall deliver to the Company an interest billing statement (the "Billing Statement"), which Billing Statement shall set forth the interest accrued with respect to the outstanding principal balance of the Warehouse Note bearing interest from and including the first day of the preceding month through the last day of such month; provided, that any failure or delay in delivering such Billing Statement or any inaccuracy therein shall not affect any of the Company's obligations and liabilities hereunder. Interest shall be payable, (i) in the case of the outstanding principal balance of the outstanding principal balance of the Warehouse Note on the fifth (5th) calendar day after receipt of the Billing Statement and (ii) upon repayment of any of the outstanding principal balance of the Warehouse Note at maturity (by reason of acceleration or otherwise). Any interest accruing at the Default Rate shall be payable on demand.

         2.10 Post-Maturity Interest. Any principal payments on the Warehouse Note not paid when due and, to the extent permitted by applicable law, any interest payments on the Warehouse Note or any fees or other amounts owed hereunder not paid when due, in each case whether at stated maturity, by notice of prepayment, by acceleration or otherwise, shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws) payable on demand at a rate equal to the applicable Default Rate. Payment or acceptance of the increased rates of interest provided for in this SECTION 2.10 is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of the Bank.

         2.11 Computation of Interest. Interest on the Warehouse Advances and all fees shall be computed on the basis of a three hundred sixty (360) day year, in each case for the actual number of calendar days elapsed in the period during which it accrues.

         2.12 General Provisions Regarding Prepayments and Payments.

                  A. Prepayments. The Company may, at any time and from time to time, prepay all or any portion of the Outstanding Warehouse Balance without premium or penalty. All prepayments (whether voluntary or involuntary at maturity, by acceleration or otherwise) of the Outstanding Warehouse Balances shall be applied first, to any delinquent fees, costs or expenses and second, to the repayment of the outstanding principal balance of all Warehouse Advances.

                  B. Manner and Time of Payment. All payments of principal, interest and fees hereunder, under the Warehouse Note by the Company shall be made without defense, setoff and counterclaim and upon the Bank's receipt of notice from the Company, which notice shall not be given later than the fifth
(5th) calendar day after the Company's receipt of the Billing Statement under
SECTION 2.9 hereof, the Bank shall be
authorized to charge the Company's demand deposit account maintained at Bank (Account # 754270103) (the "DDA Account") to pay all principal (to the extent that the funds in the Collateral Proceeds Account are not sufficient to make a payment of principal), interest and fees due hereunder, provided there are sufficient funds available in such account for that purpose. If there are not sufficient funds available in such account for that purpose or if the Bank has not received notice from the Company authorizing the Bank to charge the Company's DDA Account, the Company shall make such payments in same day funds and delivered to the Bank not later than 1:00 p.m. Prevailing Time on the date due at the Bank's Main Office, for the account of the Bank; funds received by the Bank after that time shall be deemed to have been paid by the Company on the next succeeding Business Day.

                  C. Payments on a Business Day. Whenever any payment to be made hereunder or under the Warehouse Note shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest on the underlying principal payment due hereunder or under the Warehouse Note or of the fees hereunder, as the case may be.

         2.13 Set-Off. The Company hereby irrevocably authorizes the Bank, upon the occurrence of an Event of Default to setoff the liability of the Company on the Warehouse Note without notice, against all deposits and credits of the Company with, and any and all claims of the Company against, the Bank at any time outstanding provided, however, that the Bank shall not offset against deposits and credits of the Company held in trust or in a custodial capacity for third parties.

         2.14 Commitments. The Company shall obtain and maintain Commitments which, in the aggregate, equal or exceed the aggregate amount of the advances for all Pledged Loans financed and outstanding under this Credit Agreement. If an Event of Default shall occur hereunder, at the option of the Bank, such Commitments shall be assigned by the Company to the Bank.

                                    ARTICLE 3

                               COLLATERAL SECURITY

         3.1 Collateral. To secure the payment of the Warehouse Note and all other Secured Obligations, the Company shall grant to the Bank, Security Interests in such of its Loans, Mortgage-backed Securities, and other assets constituting Collateral as may be required under the terms of the Security Agreement.

         3.2 Security Agreement. The Company shall execute and deliver to the Bank, the Security Agreement.

         3.3 Priority of Security Interests. The Security Interests shall be first and prior security interests subject to the limitations set forth in the Loan Documents. The Company hereby acknowledges and agrees that the Bank now has, and shall continue to have, a first and prior pledge and security interest in and to the Collateral, as collateral security for the Note, the other Secured Obligations, and any obligations and/or liabilities due and owing by the Company pursuant to this Credit Agreement and each of the other Loan Documents, without priority, distinction or preference of any kind whatsoever.

         3.4 Release of Security Interest. If no Event of Default or Unmatured Event of Default has occurred and is then continuing, the Bank, at the request of the Company, shall release its Security Interest in any item of Collateral; provided, however, that after giving effect to any such requested release, the Borrowing Base shall not be less than the Outstanding Warehouse Balance, and provided further, that any such release of

Collateral shall occur only if expressly permitted by the terms of the Security Agreement, and then only strictly in compliance with the terms thereof.


                                    ARTICLE 4

                              CONDITIONS PRECEDENT

         4.1 Closing; Initial Warehouse Advance. The obligation of the Bank to close the financing contemplated hereunder and make the initial Warehouse Advance shall be subject to the satisfaction of the following conditions precedent:

                           (a) Evidence of Corporate Existence of the Company. The Company shall have furnished the Bank with a copy of the Company's Articles of Organization and all amendments thereto, certified by the New York Secretary of State, together with an original certificate from said Secretary of State, dated not more than ten (10) calendar days prior to the date of this Credit Agreement, stating that the Company is a limited liability company duly organized, validly existing, and in good standing under the laws of such state, and a copy of the Operating Agreement of the Company.

                           (b) Corporate Resolutions. The Company shall have furnished to the Bank copies of resolutions reflecting all necessary corporate action taken by the Company to authorize the execution, delivery, and performance of the Credit Agreement and all documents contemplated thereunder, certified by the secretary of the Company to be true, correct, and in full force and effect as of the date of the Credit Agreement.

                           (c) Incumbency Certificate. The Company shall have furnished the Bank with incumbency certificates with respect to the officers of the Company, as applicable, authorized to execute and deliver the Credit Agreement and the instruments and documents contemplated thereunder.

                           (d) Credit Agreement. This Credit Agreement shall have been executed by the Company and the Bank.

                           (e) Loan Documents. The Loan Documents shall have been executed by the Company and delivered to the Bank.

                           (f) Guaranties. The Unconditional and Continuing Guaranty of Payment, in the form of Exhibit G to this Credit Agreement, shall have been executed by each of the Guarantors and delivered to the Bank.

                           (g) Warehouse Note. The Warehouse Note shall have been executed by the Company and delivered to the Bank.

                           (h) Legal Opinion. The opinion of the Company's legal counsel, in a form of Exhibit H, shall have been delivered to the Bank.

                           (i) Financing Statements. The Company shall have executed and delivered, in appropriate form for filing in all appropriate governmental offices, such Uniform Commercial Code financing statements with respect to the Collateral as the Bank shall reasonably request.

                           (k) Evidence of Insurance. The Company shall have furnished the Bank with evidence of the insurance coverage required to be maintained by the Company pursuant to SECTION 7.1(i) hereof.

                           (l) Financial Statements. The Company shall furnish the Bank with a copy of its audited financial statements as of December 31, 2000 and its unaudited financial statements as of September 30, 2001.

                           (m) Termination Statements and Releases. All Uniform Commercial Code Termination Statements and mortgage releases necessary to release of record all existing liens and security interests encumbering any of the Collateral other than those in favor of Bank shall have been duly executed and delivered by all appropriate or necessary parties.

                           (n) UCC Search Reports. UCC Search Reports in the name of the Company shall have been obtained from the Office of the Secretary of State of New York.

                           (o) Other Loans. The Company shall have furnished the Bank with a summary description of any and all existing loan agreements for amounts of fifty thousand dollars ($50,000.00) or more to which the Company is a party.

                           (p) Other Documents. Company shall have delivered such other documents or instruments or reports as the Bank may reasonably request.

                           (q) Reimbursement for Field Exam. Company shall have reimbursed the Bank for the costs of a field exam conducted by Reynolds & Associates, not to exceed $3,500.

                           (r) Payment of Bank's Legal Fees. Company shall have paid the reasonable legal fees incurred by the Bank in drafting and closing the Credit Agreement and related documents; provided that the Borrower's share of such legal fees shall not exceed $4,000 and any portion of reasonable legal fees in excess of $4,000 shall be paid by the Bank.

         4.2 All Warehouse Advances. The obligation of the Bank to make a Warehouse Advance hereunder shall be subject to each of the following conditions precedent:

                           (a) Covenant Compliance Certificate. In accordance with the provisions of SECTION 7.3(b) below, the Company shall have executed and delivered to the Bank a completed Covenant Compliance Certificate, in the form of EXHIBIT A, together with a spreadsheet or other working papers showing the calculations used to prepare such certificate.

                           (b) No Default. As of the date of the making of such Warehouse Advance, no Event of Default shall have occurred and be then existing.

                           (c) Compliance with Loan Documents. The Company shall be in full compliance with all conditions and provisions of this Credit Agreement, the Loan Documents, and all related instruments and documents.

                           (d) No Adverse Change. No material adverse change shall have occurred in the condition of the Company, financial or otherwise, or in the earnings, affairs, or business prospects of the Company, since the date of the Credit Agreement.

                           (e) Representations and Warranties. The
         representations and warranties contained in ARTICLE 6 of this Credit Agreement and in the Security Agreement shall be true in all material respects on the date of such Warehouse Advance with the same force and effect as though made on and as of that date.


                                    ARTICLE 5

                               FINANCIAL COVENANTS

         So long as any portion of the Warehouse Advances made under this Credit Agreement remains unpaid or this Credit Agreement continues in effect, unless the Bank otherwise consents in writing, the Company shall abide by each of the following covenants:

         5.1 Borrowing Base. The Outstanding Warehouse Balance shall not exceed the Borrowing Base.

         5.2 GAAP Net Worth. The GAAP Net Worth of the Company shall, at all times, be greater than the sum of Three Million Eight Hundred Thousand Dollars ($3,800,000.00).

         5.3 Leverage Ratio. The ratio of Total Indebtedness to Adjusted Tangible Net Worth shall not exceed ten (10) to one (1).

         5.4 Minimum Liquidity. The Company shall maintain minimum cash and cash equivalents of at least Five Hundred Thousand Dollars ($500,000.00).

                  The parties hereto acknowledge and agree that in the event that any of the foregoing covenants are materially changed as a result of a change in GAAP, the Bank and the Company will amend the terms of this ARTICLE 5 to accurately reflect the agreement between the Bank and the Company with respect to such financial covenants.

                                    ARTICLE 6

                         REPRESENTATIONS AND WARRANTIES

         To induce the Bank to enter into the Credit Agreement and to make Warehouse Advances pursuant thereto, the Company represents and warrants to the Bank as follows, which representations and warranties shall survive the execution and delivery of this Credit Agreement and shall be deemed to be continuing representations and warranties until the Warehouse Note and the other obligations herein have been respectively paid in full to the Bank and this Credit Agreement has been fully terminated:

         6.1 Corporate Organization and Good Standing. The Company is a limited liability company duly organized, validly existing, and in good standing under the laws of its state of formation, and it has the requisite power and authority to own its properties and to conduct its business in the manner in which such business is presently conducted. The correct legal name of the Company, its state of organization, and the correct address of its principal place of business are set forth in SCHEDULE 6.1 to this Credit Agreement.

         6.2 Qualification. The Company is duly qualified to transact business and is in good standing as a foreign limited liability company in every foreign jurisdiction where the failure to so qualify would materially and adversely affect the Company's business or its properties.

         6.3 Power and Authority. The Company has the requisite power and authority, corporate and otherwise, to enter into this Credit Agreement, to make the borrowings herein contemplated, to execute and deliver the Loan Documents to which it is a party, and to perform its obligations hereunder and thereunder, all of which have been duly authorized by all proper and necessary corporate action, and the same do not and will not:

                           (a) violate or conflict with any provision of the articles of incorporation or bylaws of the Company;

                           (b) violate or conflict with the provisions of any agreement, law, rule, regulation, order, writ, judgment, injunction, decree, determination or award to which the Company is a party or by which it or its property is bound;

                           (c) result in, or require the creation or imposition of, any lien, pledge, security interest, charge or encumbrance of any nature upon or with respect to any property now or hereafter owned by the Company, other than such liens and security interests as contemplated by the Security Agreement; or

                           (d) conflict with, result in a breach of, or constitute a default under, any indenture, loan agreement, credit agreement, or any other agreement or instrument to which the Company is a party or by which it or its property is bound.

         6.4 Binding Effect. The Credit Agreement and the other Loan Documents to which the Company is a party are valid, binding, and legally enforceable obligations of the Company in accordance with their respective terms (subject only to limitations as to enforceability which might result from bankruptcy, reorganization, insolvency, or similar laws affecting creditors' rights generally).

         6.5 Financial Condition. The Company's audited financial statements as of December 31, 2000 (which have been prepared in conformity with GAAP applied on a basis consistent with that of the preceding fiscal year), copies of which have been furnished to the Bank, pursuant to SECTION 4.1(k) of this Credit Agreement, present fairly the financial condition of the Company as at such date and the results of their operations for the period then ended. There has been no material adverse change in said financial condition except as disclosed in
SCHEDULE 6.1 to this Credit Agreement. The Company does not have any contingent obligations, liabilities, taxes, or other outstanding financial obligations which are material in the aggregate, except as described in SCHEDULE 6.1 to this Credit Agreement.

         6.6 Properties. The Company has good and marketable title to all of its properties and assets, and none of its assets are subject to any mortgage, pledge, title retention lien, security interest, or encumbrance, except for those permitted by SECTION 7.2(g) and those described in SCHEDULE 6.1 to this Credit Agreement.

         6.7 Litigation. No litigation, tax claim, proceeding, dispute, or governmental proceeding is pending or, to its knowledge, threatened against the Company, which (a) involves an uninsured claim of over One Hundred Fifty Thousand Dollars ($150,000.00) against the Company, or (b) in the opinion of the Company, may have a material adverse effect on the business or condition (financial or other), affairs, or operations of the Company, or (c) involves or may affect the validity or enforceability of any Loan Document or the perfection or priority of any lien created thereby, except those matters described in
SCHEDULE 6.1 to this Credit Agreement.

         6.8 Regulations U and X. No part of the proceeds of the borrowings hereunder will be used to purchase or carry any margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any margin stock, and the Company is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any such margin stock. If requested by the Bank, the Company will furnish the Bank with a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in said Regulation. The Company also warrants that no part of the proceeds of the borrowing hereunder will be used by it for any purpose which violates, or which is inconsistent with, the provisions of Regulation X of said Board of Governors.

         6.9 Investment Company Act. The Company is not an investment company or a company controlled by an investment company within the meaning of the Investment Company Act of 1940, as amended.

         6.10 Securities Act. The Company has not issued any unregistered securities in violation of the registration requirements of the Securities Act of 1933, as amended, or of any other law, and is not violating any rule, regulation, or requirement under the Securities Act of 1933, as amended, or the Securities and Exchange Act of 1934, as amended. The Company is not required to qualify an indenture under the Trust Indenture Act of 1939, as amended, in connection with its execution and delivery of the Warehouse Note.

         6.11 Permits; Consents, etc. The Company has all necessary certificates, licenses, authorizations, registrations, permits and approvals necessary to own and operate its property and to conduct its business as it is currently being conducted. No consent, approval, authorization of, or registration, declaration, or filing with, any governmental authority is required on the part of the Company in connection with the execution and delivery of the Credit Agreement or the other Loan Documents (other than filings to perfect the Security Interests), or in connection with the performance of or compliance with the terms, provisions, and conditions hereof except for those that have been obtained.

         6.12 ERISA. No fact or circumstance, including but not limited to any Reportable Event within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), exists in connection with any Plan of the Company ("Plan" shall mean an employee pension benefit plan or pension covered by ERISA which is guaranteed by the Pension Benefit Guaranty Corporation or any successor thereto) which might constitute grounds for the termination of any such Plan by the Pension Benefit Guaranty Corporation or for the appointment of a trustee to administer any such Plan. For purposes of this representation and warranty, the Company shall be deemed to have knowledge of all facts attributable to any administrator of any such Plan.

         6.13 Affiliates. The correct legal name of each Affiliate, the state of its organization (or, if a natural person, of his or her domicile), and the percentage of its capital stock or equity that is directly or indirectly owned by the Company, where the percentage of the Company's stock which is directly or indirectly owned by each Affiliate, are set forth in SCHEDULE 6.13 to this Credit Agreement.

         6.14 Tax Returns and Payments. The Company has filed all tax returns required by law to be filed by it and has paid all taxes, assessments and other governmental charges levied upon its properties, assets, income and franchisees, other than those not yet delinquent and those, not substantial in aggregate amount, which are being contested in good faith by the Company. The charges, accruals and reserves on the books of the Company in respect of their taxes are adequate in the opinion of the Company. The Company knows of no material unpaid assessment for additional taxes or any basis therefor.

         6.15 Disclosure; Solvency. Neither this Credit Agreement nor any other document furnished to the Bank by or on behalf of the Company in connection with the credit facilities contemplated herein, contains any statement of any material fact which is untrue or misstates a material fact necessary in order to make the statements contained herein or therein not misleading. There is no fact known to the Company which materially adversely affects or in the future will (so far as the Company can now foresee) materially adversely affect the business, operations, affairs or condition of the Company or any of its properties which has not been set forth in this Credit Agreement or in the other documents furnished to the Bank by or on behalf of the Company in connection with the credit facilities contemplated herein. The Company is currently solvent; and neither the issuance and delivery of the Warehouse Note, nor the performance of the transactions contemplated hereunder or thereunder, will render the Company insolvent, inadequately capitalized to undertake the transactions contemplated hereunder or to undertake the businesses in which it is presently engaged or about to engage or render the Company unable to pay its debts as they become due; the Company is not contemplating either the filing of a petition by it or the commencement of a case by it under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of its property; and the Company has no knowledge of any Person contemplating the filing of any such petition or commencement of any such case against the Company.

                                    ARTICLE 7

                                    COVENANTS

         7.1 Affirmative Covenants. So long as any portion of the Secured Obligations under the Credit Agreement, including the Note, remains unpaid or this Credit Agreement continues in effect, unless the Bank otherwise consents in writing, the Company shall abide by each of the following covenants and agreements:

                           (a) Payment and Performance of Obligations. The Company will pay all principal, interest, fees, and other charges with respect to the Note and any other obligations when and as the same become due and payable, will strictly observe and perform all covenants, agreements, terms, conditions, and limitations contained in this Credit Agreement and the other Loan Documents, and will do all things necessary to prevent any forfeiture or impairment of the Bank's rights thereunder, and to prevent the occurrence of any Event of Default.

                           (b) Notice of Default. The Company shall promptly notify the Bank in writing of the occurrence of any Event of Default or Unmatured Event of Default, specifying in connection with such notification all actions proposed to be taken to remedy such circumstance.

                           (c) Notice of Non-Payment. The Company shall notify the Bank in writing of the occurrence of any failure or refusal by the Company to pay any single amount in excess of One Hundred Fifty Thousand Dollars ($150,000.00) payable under any agreement or agreements to which it is a party (other than trade payables less than sixty (60) calendar days past due), within ten (10) calendar days of such failure or refusal, unless the Company is diligently and in good faith contesting its obligations to make such payment by appropriate action.

                           (d) Notice of Legal Proceedings. The Company shall, promptly upon becoming aware of the existence thereof, notify the Bank in writing of the institution of any litigation, legal proceeding, or dispute with any person or tribunal, that might materially and adversely affect the condition, financial or otherwise, or the earnings, affairs, business prospects, or properties of the Company.

                           (e) Continuation of Primary Business. The Company shall continue to maintain the character of its primary business as currently conducted.

                           (f) Maintenance of Corporate Existence, Qualification and Assets. The Company shall at all times maintain (i) its legal existence; (ii) its qualification to transact business and good standing as a foreign limited liability company in all jurisdictions where the failure to so qualify would materially and adversely affect the nature of its properties or the conduct of its businesses; and
         (iii) all franchises, licenses, rights, and privileges necessary for the proper conduct of its businesses.

                           (g) Maintenance of Security. The Company shall execute and deliver to the Bank all mortgages, security agreements, financing statements, assignments, and such other documents and instruments, and all supplements thereto, and continuation statements thereof, and take such other actions as the Bank deems reasonably necessary in order to maintain as valid, enforceable, and first priority liens and security interests granted to the Bank.

                           (h) Payment of Taxes and Claims. The Company shall pay all taxes imposed upon it or upon any of its properties or with respect to its franchises, business, income, or profits before any material penalty or interest accrues thereon. The Company shall also pay all material claims (including without limitation claims for labor, services, materials, and supplies) for sums which have or shall become due and payable and which by law have or might become a vendors lien or a mechanics, laborers', materialmen's, statutory, or other lien affecting any of its properties; provided, however, that the Company shall not be required to pay any such taxes or claims if (i) the amount, applicability, or validity thereof is being contested in good faith by appropriate legal proceedings promptly initiated and diligently conducted; and (ii) the Company shall have set aside on its books reserves (segregated to the extent required by generally accepted accounting principles) adequate with respect thereto.

                           (i) Maintenance of Insurance. The Company shall at all times maintain, or cause to be maintained, insurance covering such risks as is customarily carried by prudent businesses similarly situated, including, without limitation, hazard, fidelity, errors and omissions, and blanket bond coverages in conformity with the Uniform Single Audit Program for Mortgage Bankers. All such insurance shall be written by such insurers and in such form, amount, and coverage as may be satisfactory to the Bank, naming the Bank as additional insured or loss payee, as applicable. The Company shall provide the Bank with a certificate from one or more reputable insurance companies setting forth the amount or amounts of coverage and containing an agreement from each such insurance company that no termination, expiration, cancellation, or lapse of any such insurance policy shall occur without at least thirty (30) calendar days advance written notice to the Bank.

                           (j) Compliance with Laws and Agreements. The Company shall comply with the provisions of any laws and the provisions of any agreements material to its businesses and operations and shall maintain its abilities to perform its obligations under all agreements material to its businesses and operations.

                           (k) Inspections. The Company shall, at any reasonable time and from time to time upon one (1) Business Day's prior notice, permit any agents or representatives of the Bank to inspect, examine, and make copies of and abstracts from its records and books of account, and to discuss its affairs, finances, and accounts with any of its officers, management employees, or independent public accountants (and by this provision the Company hereby authorizes said accountants to discuss with the Bank and their respective agents or representatives the Company's affairs, finances, and accounts). The Company shall have the right to have a representative present at any of the inspections, examinations or discussions conducted by the Bank; provided, however, the Bank shall not be required to delay any of such inspections, examinations or discussions to accommodate the presence of such representative or representatives.

                           (l) Records. The Company shall keep accurate records and books of account reflecting all of its financial transactions, in which complete entries shall be made in accordance with generally accepted accounting principles consistently applied.

                           (m) ERISA. With respect to any Plan maintained or adopted by the Company, the Company shall (i) at all times make prompt payments of contributions required to be made to meet the minimum funding standards of ERISA; (ii) promptly, after the filing thereof, furnish to the Bank copies of all reports of prohibited transactions and accumulated funding deficiencies required to be made pursuant to the provisions of ERISA; and (iii) notify the Bank promptly of the occurrence of any Reportable Event.

                           (n) Further Assurances. The Company shall execute and deliver such other and further instruments, documents, or assurances as in the judgment of the Bank may be reasonably required to more effectively create or perfect the Security Interests or to confirm or evidence the obligations imposed by the terms and provisions of the Credit Agreement and the Loan Documents.

                           (o) Change in Name or Location. The Company shall notify the Bank in writing at least thirty (30) calendar days in advance of any change in location of its principal place of business, chief executive office, or place where records are kept, or of any proposed change of corporate name. To the extent not in the physical possession of the Bank, the Collateral and all books and records pertaining thereto shall be maintained and stored at the location specified on SCHEDULE 6.1 to this Credit Agreement, and the Company shall not remove any part of the Collateral from such location, other than temporarily in the ordinary course of business, unless the Company shall have provided the Bank with prior written notification of such change in location in accordance with the terms of this section and shall have assisted the Bank in filing such security agreements, financing statements, or other notices deemed necessary by the Bank to preserve and maintain the continued validity, enforceability, and priority of the Banks' lien on and Security Interest in the Collateral.

                           (p) Change in Management. The Company shall notify the Bank in writing within fourteen (14) calendar days of any change in the Company's senior management.

                           (q) Change in Ownership. The Company shall notify the Bank in writing of any proposed change in control in the ownership of the capital stock of the Company promptly upon obtaining knowledge of the same.

                           (r) Inter-Creditor Agreements. The Company shall furnish the Bank with the Inter-Creditor Agreement duly executed and delivered by HSBC within thirty (30) days of the date hereof.

         7.2 Negative Covenants. So long as any portion of the Secured Obligations under the Credit Agreement including the Note, remains unpaid or this Credit Agreement continues in effect, the Company shall not violate any of the following covenants:

                           (a) Limitation on Indebtedness. The Company shall not incur, create, assume, or otherwise be or become directly or indirectly liable with respect to any indebtedness if, as a result thereof, the Company is in violation of any of the covenants set forth in ARTICLE 5.

                           (b) Amendment of Corporate Documents. The Company shall not cause or permit any amendment of its Articles of Organization or any material change in its Operating Agreement in effect as of the date hereof except with the prior consent of the Bank which consent shall not be unreasonably withheld.

                           (c) Distributions. Except as permitted under SECTION 7.2(l) hereof, Company shall not without the prior written consent of the Bank, which consent shall not be unreasonably withheld: (i) set apart any sum for the payment of any dividends or distributions to its members, except to the extent that the Company, after making such distributions, will remain in compliance with its financial and other covenants hereunder.

                           (c) Mergers, Sales, Transfers or Other Disposition of Assets. The Company shall not: (i) dissolve or otherwise dispose of all or any material portion of its assets, or acquire all or any material portion of the assets or outstanding capital stock of any other business entity; (ii) sell, lease, or otherwise transfer or dispose of any material assets for less than the higher of book value or fair market value (except assets no longer usable in Company's business);
         (iii) consolidate with or merge into another corporation or other legal entity or permit one or more other such entities to consolidate with or merge into it; (iv) effect any material adverse change in its capitalization; or (v) sell, lease, transfer, lend, or convey any of its material assets to an Affiliate.

                           (d) VA Guaranties and FHA Insurance. The Company shall not commit or suffer to be committed any act which would invalidate the guarantee of the VA or insurance by FHA or cause any impairment to the validity of or priority of the mortgage lien which secures any of the Loans, pledged to the Bank hereunder. In the event that any such guarantee or insurance should lapse or otherwise be invalidated, the Company shall, within fifteen (15) calendar days of such lapse or invalidation, cause the Loan affected by such lapse or invalidation to be removed from Collateral, with either (i) substitution of such other property constituting Collateral hereunder of at least equal value, or (ii) payment of the Warehouse Advance made by the Bank with respect to such Loan.

                           (e) Maintenance of Qualifications. The Company shall not commit or suffer to be committed any act which would adversely affect its eligibility to participate as an FHA approved mortgagee, as an approved lender under the VA guarantee program, as an approved seller-servicer by GNMA, as an approved seller-servicer of mortgage notes to FNMA and to FHLMC in the FHLMC regions in which it operates, or its eligibility to issue Mortgage-backed Securities or to service the mortgage pools formed with respect to Mortgage-backed Securities.

                           (f) Liens. The Company shall not create or permit to exist, any mortgage, pledge, title retention lien, lease purchase, or other encumbrance or security interest, with respect to any assets now owned or hereafter acquired by the Company except: (i) the Security Interests and the liens and security interests created under the Collateral Documents; (ii) materialmen's, mechanics', suppliers', tax, or warehousemen's liens, statutory liens of landlords and other like liens arising in the ordinary course of business which are not yet due or which are being contested in good faith by appropriate proceedings;
         (iii) liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment compensation, and other types of social security, or to secure the performance of other statutory obligations; (iv) encumbrances consisting of zoning regulations, easements, rights of way, survey exceptions, and other similar restrictions on the use of real property, and minor irregularities in titles thereto which do not materially impair their use in the operation of its business; (v) liens on Mortgage-backed Securities which are not pledged to the Bank and liens on such Mortgage-backed Securities which secure the repurchase obligations of the Company with respect to such Mortgage-backed Securities; (vi) liens and security interests incurred or made in the purchase of property or equipment in the ordinary course of business; (vii) existing liens and security interests described in SCHEDULE 6.1 to this Credit Agreement; (viii) such other liens and security interests on the assets of the Company which do not constitute Collateral which are consented to in writing by the Bank.

                           (g) Guaranties. The Company shall not, without the prior written consent of the Bank, guaranty, endorse, assume, become surety for, indemnify, or otherwise become or be responsible for the obligations of any Person except: (i) endorsements of negotiable instruments for deposit or collection in the ordinary course of business and (ii) obligations incurred in connection with the sale of Loans and servicing rights owned by the Company in the ordinary course of business of the Company.

                           (h) Use of Funds. The Company shall not use any funds provided by the Bank under this Credit Agreement, nor under any Warehouse Advance, for any purpose other than funding or purchasing Loans. The Company shall not use the proceeds of any Conforming/Government Advance, Jumbo Advance, Second Mortgage Loan Advance, Alt A Advance, Subprime Advance, Wet Advance or Co-Op Advance for any purpose other than the purposes encompassed by the definition of those terms in ARTICLE 1 of this Credit Agreement.

                           (i) Capital Expenditures. The Company shall not, without the prior written consent of the Bank, make, or incur obligations for, any capital expenditures in any fiscal year, including, without limitation, capitalized lease obligations, in excess of seven and one-half of one percent (7.50%) of the Company's GAAP Net Worth determined on a non-cumulative basis.

                           (j) Loans. The Company shall not, other than in the ordinary course of its business, make any loan to any Person if such loan would cause the aggregate amount of such loans to be in excess of One Hundred Thousand Dollars ($100,000.00), unless it obtains prior consent from the Bank, such consent not to be unreasonably withheld.

                           (k) Dividends. The Company shall not declare or pay cash or stock dividends upon any of the stock of the Company or make any distributions of the property or assets of the Company if, at the time of the payment of any such dividends by the Company under this Section, an Event of Default has then occurred and is continuing or will occur by virtue of the payment of such dividends.

                           (l) Servicing Portfolio. The Company shall not commit or suffer to be committed any act which would constitute a breach of any contract to which he Company now or hereafter becomes a party under which the Company is obligated to service Loans for a third party. The Company shall not pledge, assign, grant a security interest in, or otherwise encumber any servicing rights or any other interest in its Servicing Portfolio without the prior written consent of the Bank. The Company shall not permit the Servicing Portfolio to include any recourse servicing obligations other than those recourse servicing obligations which exist as of the date of this Agreement and which are identified in the form acceptable to Bank.

         7.3 Reporting Requirements. So long as any portion of the Company's liabilities under the Credit Agreement, including the Note, remains unpaid or this Credit Agreement remains in effect, unless the Bank otherwise consents in writing, the Company shall furnish the following reports:

                           (a) Annual Reports. As soon as available, and in any event within ninety (90) calendar days after the end of each fiscal year of the Company, the Company shall furnish to the Bank (i) a complete annual audited financial statement with all notes thereto, prepared in reasonable detail in accordance with generally accepted accounting principles consistently applied, and in detail reasonably satisfactory to the Bank, which shall contain at least a balance sheet, a statement of profit and loss and stockholder's or members equity, and a statement of cash flows, set forth in each case in comparative form with corresponding figures from the preceding fiscal year for the Company, and (ii) to the extent the same is prepared by the Company, the management letter prepared by the firm of independent certified public accountants in connection with the certification of the annual audited financial statements of the Company. Each annual audited financial statement of the Company shall be duly certified by a firm of independent certified public accountants of recognized national standing or otherwise acceptable to the Bank. The certified report of such firm shall include a statement to the effect that the examination made in preparing and certifying such annual audited financial statement has not disclosed the existence of a condition or event at the end of the fiscal year which constitutes an Event of Default or Unmatured Event of Default hereunder, or a statement specifying the nature and period of existence of any such condition or event disclosed by such examination.

                           (b) Quarterly Reports. As soon as available, and in any event within forty five (45) calendar days after the end of each quarter, the Company shall furnish to the Bank (i) financial statements for the preceding quarter, prepared on a basis consistent with prior periods and in accordance with generally accepted accounting principles, such quarterly financial statements shall contain at least a balance sheet of the Company as of the end of such quarter and a statement of profit and loss for such quarter and for the fiscal year to date, (ii) a duly executed Covenant Compliance Certificate, (iii) a servicing report, which shall show the status of the Servicing Portfolio, including the delinquency status, all in such form and detail as the Bank shall reasonably request.

                           (c) Agency Audits. Promptly upon delivery to the Company, the Company shall furnish to the Bank a copy of the results of any field or desktop audit of the Company's business and/or records performed by GNMA, FNMA, FHLMC, the Department of Housing and Urban Development or any state agency audit, together with a copy of all subsequent correspondence relating to such audit between the Company and such agency.

                           (d) Mortgage Position Report. Within seven (7) calendar days after the end of each month, a Mortgage Position Report which details the Company's market and commitment positions relative to Loans in pipeline and closed Loans in inventory, such Mortgage Position Report to be in form as is reasonably acceptable to the Bank.

                           (e) Personal Financial Statements and Tax Returns of Guarantors. As soon as available, and in any event no less frequently then annually, the Company shall furnish to the Bank copies of each Guarantor's (i) current personal financial statement and (ii) federal income tax return for the preceding year.

                           (f) Other Reports and Information. The Company shall deliver or cause to be delivered to the Bank such information (not otherwise required to be furnished under this Credit Agreement or the Loan Documents) respecting its business, affairs, assets, and liabilities, and such statements, lists of property and accounts, reports, opinions, certifications, and documents as the Bank may from time to time reasonably request.

                                    ARTICLE 8

                                EVENTS OF DEFAULT

         8.1 Events of Default. The occurrence of one or more of the following events shall constitute an "Event of Default" hereunder immediately upon the expiration of any grace or cure period which is specifically set forth herein as being applicable with respect to such event:

                           (a) Default under the Loan Documents. The occurrence of an Event of Default under any of the Loan Documents.

                           (b) Payments. The Company shall fail to make any payment of principal, interest, fees, or other amounts with respect to the obligations or liabilities of the Company to a Bank, whether under this Credit Agreement, including without limitation the obligations set forth in the Note, or otherwise, on or before the date such payment is due, and such failure shall continue for a period of ten (10) calendar days.

                           (c) Covenant Defaults. The Company shall fail to perform or observe any covenant, agreement, or provision contained in this Credit Agreement or the other Loan Documents by it to be performed or observed, including without limitation the covenants set forth in ARTICLES 5 AND 7 of this Credit Agreement and such failure with respect thereto shall continue for a period of thirty (30) calendar days after receiving written notice of such failure from the Bank, except for the covenants contained in SECTIONS 7. L(a), (b), (c), (e), (f), (g), (i),
         (o), (q) AND (r), AND SECTION 7.2 of this Credit Agreement, for which there shall be no grace period unless, and only to the extent, specified in such SECTIONS.

                           (d) Representations and Warranties. Any
         representation or warranty made by the Company herein or in any other Loan Document, including without limitation the representations and warranties set forth in ARTICLE 6 of this Credit Agreement, or in any certificate, schedule, statement, report, notice or writing furnished by or on behalf of the Company to the Bank, whether furnished prior to, contemporaneously with, or subsequent to the execution of this Credit Agreement, is untrue or is breached in any material respect.

                           (e) Default on Indebtedness. Any creditor or any representative of any creditor of the Company declares, or is or becomes entitled to declare, any indebtedness of the Company which exceeds One Hundred Fifty Thousand Dollars ($150,000.00), to be due and payable prior to its expressed maturity by reason of any default by the Company in the performance or observance of any obligation or condition, or any such indebtedness becomes due by its terms and is not promptly paid or extended.

                           (f) Insolvency. The Company becomes insolvent or generally does not pay its debts as they become due, or applies for, consents to, or acquiesces in the appointment of a trustee or receiver of the Company or its property; or in the absence of such application, consent, or acquiescence, a trustee or receiver is appointed for the Company or for a substantial part of its property and is not discharged within forty five (45) calendar days; or any bankruptcy, reorganization, debt arrangement, or other proceeding under any bankruptcy or insolvency law is instituted by or against the Company and, if instituted against the Company, is consented to or acquiesced in by the Company, or remains for thirty (30) calendar days undismissed.

                           (g) Dissolution or Liquidation. Any dissolution or liquidation proceeding is instituted by or against the Company and, if instituted against the Company, is consented to or acquiesced in by the Company, or remains for thirty (30) calendar days undismissed.

                           (h) Termination or Suspension of Business. The transaction of the usual business of the Company is terminated or suspended; provided, however, that a suspension of business related to a natural disaster shall not constitute an Event of Default unless such suspension shall last for more than fifteen (15) days.

                           (i) Judgments. The entry of an uninsured money judgment against the Company in excess of One Hundred Fifty Thousand Dollars ($150,000.00), unless such judgment shall be satisfied, discharged, or stayed within sixty (60) calendar days after the entry thereof, and if stayed, within ten (10) calendar days after the expiration or lapse of any such stay.

                           (j) Material Adverse Change. The occurrence of any material adverse change in the condition of the Company, financial or otherwise.

                           (k) ERISA. The occurrence of any Reportable Event or any other fact or circumstance which constitutes grounds for the termination of any Plan, as defined in SECTION 6.12 hereof, of the Company by the Pension Benefit Guaranty Corporation or for the appointment by an appropriate United States District Court of a trustee to administer any such Plan shall have occurred and be continuing for thirty (30) calendar days; or any Plan of the Company shall be terminated within the meaning of ERISA; or a trustee shall be appointed by the appropriate United States District Court to administer any Plan of the Company; or the Pension Benefit Guaranty Corporation shall institute proceedings to terminate any Plan of the Company or to appoint a trustee to administer any such Plan; and, upon the occurrence of any of the foregoing, the aggregate amount of the vested unfunded liability under all such Plans exceeds ten percent (10%) of the stockholders' equity of the Company, and such liability is not covered by insurance.


         8.2 Remedies Not Exclusive. The rights and remedies provided in this Credit Agreement, the Note, the Collateral Documents and all other Loan Documents are cumulative, may be exercised in such sequence or combination as the Bank may elect, and are not exclusive of any rights or remedies otherwise provided by law.

         8.3 Remedies Upon Event of Default. If an Event of Default shall have occurred, the Bank shall exercise any one or more of the other rights and remedies, and any other remedies provided in any of the Loan Documents, as the Bank may deem necessary or appropriate; provided, however, that if any Event of Default specified in SECTIONS 8.1(b), 8.1(f) or 8.1(g) shall occur, the principal of, and all interest on, the Notes and other liabilities hereunder shall thereupon become due and payable concurrently therewith and the Banks' obligation to make Warehouse Advances hereunder shall immediately terminate, without any further action by the Bank and without presentment, demand, protest, notice of default, notice of acceleration or of intention to accelerate or other notice of any kind, all of which the Company hereby expressly waives:

                           (a) Acceleration. Declare the unpaid balance of the Note, including principal, interest, and any fees or other obligations, or any part thereof, to be immediately due and payable, without demand, presentment, or further notice of any kind, the same being hereby expressly waived by the Company, whereupon it shall be due and payable.

                           (b) Warehouse Advances; Termination. Refuse to make any further Warehouse Advances or readvances under the Note, and terminate this Credit Agreement and the other Loan Documents.

                           (c) Judgment. Reduce any claim to judgment.

                           (d) Offset. Exercise the rights of offset and/or banker's lien against the interests of the Company in and to every property of the Company (other than escrow deposits or custodial trust accounts managed by the Company) which is in the possession of a Bank to the extent of the full amount of the Company's obligations to the Bank.

                           (e) Foreclosure/Repurchase. Exercise all those rights and remedies allowed to secured parties by all applicable laws, including without limitation the Uniform Commercial Code or any other jurisdiction in which the Collateral or any portion thereof may be located.

                           (f) Possession. Enter upon the premises of the Company and take immediate possession of the Collateral, with or without legal process, either personally or by means of a receiver appointed by a court of competent jurisdiction.

                           (g) Collection of Accounts. Collect and receive all accounts, rents, income, revenue, earnings, issues, and profits arising from the Collateral or any part thereof.

                           (h) Exercise of Rights. Exercise any and all other rights afforded by any applicable laws or by this Credit Agreement and the other Loan Documents at law, in equity, or otherwise, including, but not limited to, the rights to bring suits or other proceedings before any tribunal of competent jurisdiction, either for specific performance of any covenant or condition contained in the Loan Documents or in aid of the exercise of any right granted to the Bank in this Credit Agreement or any other Loan Document.

         8.4 Performance by the Bank. Should the Company fail to observe or perform any covenant, duty, or promise by it to be observed or performed under the terms of the Credit Agreement or the other Loan Documents, the Bank may, in its discretion and without any obligation to do so, perform or attempt to perform, such covenant, duty, or promise on behalf of the Company, and, in the event the Bank should do so, the Company shall immediately upon demand reimburse the Bank for all its expenses, disbursements, fees, and costs incurred in connection therewith, with interest thereon at the rate specified in the Note. The Bank does not assume and shall never have, except by its express written consent, any liability or responsibility for the performance of any covenant, duty, or promise of the Company hereunder.

         8.5 Attorneys and Accountants. In the exercise of their rights under this Credit Agreement, the Note, or the other Loan Documents, the Bank may retain, consult with, and otherwise utilize the services of counsel and of accountants. Whenever attorneys or accountants are used by the Bank in the exercise of any of its remedies under this Credit Agreement, the Note, or the other Loan Documents, or otherwise, including collection or enforcement of this Credit Agreement, the Note, or the other Loan Documents, or to enforce, defend, declare, or adjudicate any of the Bank's rights under any of such instruments and documents or in any of the Collateral, whether by suit, negotiation, or otherwise, such reasonable attorneys' and accountants' fees as are incurred by the Bank in connection therewith shall be payable by the Company to the fullest extent allowed by law provided that an Event of Default has occurred hereunder or it is otherwise determined that the Company is liable to the Bank hereunder or under the other Loan Documents.

                                    ARTICLE 9

                                  MISCELLANEOUS

         9.1 Expenses. The Company agrees to reimburse the Bank, upon demand, for reasonable out-of-pocket expenses (including reasonable attorneys' fees and legal expenses), if an Event of Default has occurred hereunder or if it is otherwise determined that the Company is liable to the Bank, for all reasonable out-of-pocket expenses (including reasonable attorneys' fees and legal expenses), incurred in enforcing or attempting to enforce the obligations of the Company hereunder and under the Note and the other Loan Documents, which obligations shall survive any termination of this Credit Agreement.

         9.2 Non-Liability of Bank. The relationship between the Company and the Bank is, and shall at all times remain, solely that of debtor and creditor, and the Bank neither undertakes nor assumes any responsibility or duty to review, inspect, supervise, pass judgment upon, or inform the Company of any matter in connection with any aspect or phase of the Company's businesses, operations, or condition, financial or otherwise. The Company shall rely entirely upon its own judgment with respect to all such matters, and any review of, inspection of, supervision of, exercise of judgment on, or supply of information to the Company by the Bank in connection with any such matter is for the protection and benefit of the Bank, and neither the Company nor any third party is entitled to rely thereon.

         9.3 Waivers, etc. No failure to exercise and no delay in exercising, on the part of the Bank or any holder of the Notes, of any power or right hereunder or under the Note or the Loan Documents and no course of dealing between the Company and the Bank or the holder of the Note, shall operate as a waiver thereof; nor shall any single or partial exercise of any power or right preclude any other or further exercise thereof or the exercise of any other power or right.

         9.4 Amendments. No amendment, modification, or supplement to this Credit Agreement, the Note, or the other Loan Documents, or to any other document or instrument executed or issued by any of the parties hereto in connection with the transactions contemplated herein, shall be binding unless executed in writing by all parties hereto; and this provision of this Credit Agreement shall not be subject to waiver by any party and shall be strictly enforced.

         9.5 Taxes. The Company agrees to pay, and save the Bank harmless from all liability for, any stamp or other taxes (otherwise than by a change in taxation of a Bank's overall net income) which may be payable with respect to the execution or delivery of this Credit Agreement, the Note, and the other Loan Documents, which obligation of the Company shall survive the termination of this Credit Agreement.

         9.6 Governing Law.

         THIS CREDIT AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE COMMONWEALTH OF KENTUCKY, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF. ANY SUIT, ACTION, OR PROCEEDING AGAINST THE COMPANY WITH RESPECT TO THIS CREDIT AGREEMENT, THE NOTE, THE OTHER LOAN DOCUMENTS OR THE COLLATERAL OR ANY PART THEREOF, MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF KENTUCKY, OR IN THE UNITED STATES DISTRICT COURT FOR THE WESTERN DISTRICT OF KENTUCKY, AS THE BANK IN ITS SOLE DISCRETION MAY ELECT, AND THE COMPANY HEREBY CONSENTS TO THE JURISDICTION OF SUCH COURTS FOR THE PURPOSE OF ANY SUCH SUIT, ACTION, OR PROCEEDING. ANY SUIT, ACTION, OR PROCEEDING BROUGHT BY THE COMPANY AGAINST

THE BANK WITH RESPECT TO THIS CREDIT AGREEMENT, THE NOTE, THE OTHER LOAN DOCUMENTS OR THE COLLATERAL OR ANY PART THEREOF, SHALL BE BROUGHT IN ANY OF SUCH COURTS; PROVIDED, HOWEVER, THAT THE BANK DOES NOT WAIVE THEIR RIGHT TO PETITION FOR REMOVAL OF ANY ACTION BROUGHT IN THE COURTS OF THE COMMONWEALTH OF KENTUCKY TO A UNITED STATES DISTRICT COURT SHOULD IT ELECT TO DO SO. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY AND ALL OBJECTIONS TO THE JURISDICTION OF SAID COURTS, INCLUDING WITHOUT LIMITATION LACK OF PERSONAL JURISDICTION, LACK OF VENUE, AND FORUM NON CONVENIENS. SERVICE OF ANY WRIT, PROCESS, SUMMONS, OR COMPLAINT UPON THE COMPANY MAY BE MADE BY MAIL UPON IT AT THE ADDRESS STATED IN THIS CREDIT AGREEMENT, UPON ANY REGISTERED AGENT FOR SERVICE OF PROCESS, OR BY ANY OTHER METHOD PROVIDED BY LAW. SERVICE BY ANY SUCH METHOD SHALL BE CONCLUSIVELY DEEMED TO BE LEGALLY SUFFICIENT IN ALL RESPECTS, AND THE COMPANY HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO THE SERVICE OR SUFFICIENCY OF SERVICE OF ANY WRIT, PROCESS, SUMMONS, OR COMPLAINT WHICH IS SERVED IN ACCORDANCE WITH THE FOREGOING.

         9.7 Section Titles. The section titles contained in this Credit Agreement are inserted for convenience only and shall not govern the interpretation of any of the provisions of this Credit Agreement.

         9.8 Reliance by the Bank. All covenants, agreements, representations, and warranties made herein by the Company shall, notwithstanding any investigation by the Bank, be deemed to be material to the Bank and to have been relied upon by the Bank and shall survive the execution and delivery of this Credit Agreement.

         9.9 Severability. The provisions of this Credit Agreement are severable. If any provision hereof shall be held invalid or unenforceable in whole or in part by a court of competent jurisdiction, the remainder of this Credit Agreement shall not thereby fail or be rendered void or unenforceable, but shall continue in full force and effect, with only the invalid or unenforceable provision rendered a nullity and severed from this Credit Agreement.

         9.10 Survival of Representations and Warranties. All representations and warranties made by the Company in this Credit Agreement shall survive the execution hereof, the delivery of the Note and the making of all Warehouse Advances, and the Bank shall be entitled to rely on such representations and warranties at all times.

         9.11 Termination. Upon the Termination Date, the Warehouse Note shall be immediately due and payable at which time no further Warehouse Advances shall be made. This Credit Agreement shall terminate on the Termination Date.

         9.12 Counterparts; Effectiveness. This Credit Agreement and any amendments, waivers, consents, or supplements may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. This Credit Agreement shall become effective upon the later of: (a) the receipt by the Bank of a counterpart hereof executed by the Company; or (b) the delivery to the Company of a counterpart hereof executed by the Bank.

         9.13 Entire Agreement. This Credit Agreement, the Note, the Loan Documents and all other documents related to any of the foregoing or otherwise contemplated hereunder embody the final and entire agreement between the parties hereto relating to the subject matter hereof and supersede any and all prior commitments, arrangements, representations, understandings and agreements and any and all oral agreements between the parties relating to the subject matter hereof. There are no unwritten oral agreements between the parties.

         9.14 Exhibits and Schedules. The Exhibits and Schedules to this Credit Agreement are a part hereof, and are hereby incorporated by reference as if fully set out where first mentioned herein.

         9.15 Indemnity. The Company shall indemnify and hold harmless the Bank, their respective successors, assigns, agents and employees, from and against any and all claims, actions, suits, proceedings, reasonable costs, expenses, damages, fines, penalties and liabilities, including, without limitation, reasonable attorneys' fees and costs, arising out of, connected with or resulting from (a) the operation of the business of the Company, (b) the Bank's preservation or attempted preservation of the Collateral, or (c) any failure of the Liens granted to the Bank in the Collateral to be or to remain perfected or to have the priority as contemplated herein and in the Collateral Documents. Provided, the Company shall have no obligation to indemnify the Bank for any loss caused in whole or in part by the Bank's gross negligence or willful misconduct. At the Bank's request, the Company shall, at its own cost and expense, defend or cause to be defended any and all such actions or suits that may be brought against the applicable Bank as a result of this Agreement, unless the claim arose due to gross negligence or willful misconduct on the part of the Bank and, in any event, shall satisfy, pay and discharge any and all judgments, awards, penalties, costs and fines that may be recovered against the Bank in any such action, plus all reasonable attorneys' fees and costs related thereto to the extent permitted by applicable law; provided, however, that the Bank shall give the Company, to the extent the applicable Bank seeks indemnification from the Company under this SECTION 9.15, written notice of any such claim, demand or suit as soon as practicable after the Bank has received written notice thereof, and the Bank shall not settle any such claim, demand or suit, if the Bank seeks indemnification therefor from the Company, without first giving written notice to Company of the Bank's desire to settle and obtaining the written consent of Company to the same, which consent Company hereby agrees not to unreasonably withhold.

         9.16 Role of the Bank. Notwithstanding any of the terms or conditions hereof or of the other Loan Documents to the contrary, the Bank shall not have, and by their execution and acceptance of this Credit Agreement hereby expressly disclaim, any obligation or responsibility for the management, conduct or operation of the business and affairs of the Company. Any term or condition hereof, or of any of the other Loan Documents, permitting the Bank to take or refrain from taking any action with respect to the Company or the Collateral shall be deemed solely to permit the Bank to audit and review the management, operation and conduct of the business and affairs of the Company and to maintain and preserve the security given by the Company to the Bank, for the Secured Obligations, and may not be relied upon by any other Person. Further, the Bank shall not have, have not assumed, and by their execution and acceptance of this Credit Agreement hereby expressly disclaim, any liability or responsibility for the payment or performance of any indebtedness or obligation of the Company, and no term or condition hereof, or of any of the other Loan Documents, shall be construed otherwise.

         9.17 Notices. All notices required or permitted to be given hereunder shall be given in writing and shall be personally delivered or sent by telecopier, by express courier service or by registered or certified United States mail, return receipt requested, postage prepaid, addressed as follows (or to such other address as to which any party hereto shall have given the other written notice):

                  If to the Company: THE NEW YORK MORTGAGE COMPANY, LLC
                                     304 Park Avenue South, 7th Floor
                                     New York, New York 10010
                                     Attn: Steven B. Schnall, President
                                     Ph:    (212) 634-9449
                                     Fax:   (212) 779-3943

                  If to the Bank:    National City Bank of Kentucky
                                     421 West Market
                                     Louisville, Kentucky 40202
                                     Attn: Paul A. Best, Senior Vice President
                                     Ph:    (502) 581-4148
                                     Fax:   (502) 581-4154

         All notices hereunder shall be deemed given upon the earliest of (a) actual delivery in person or by telecopier, (b) one (1) Business Day after delivery to an express courier service, or (c) five (5) Business Days after having been deposited in the United States mails, in accordance with the foregoing. Any notice of an Event of Default to the Company shall be sent by personal delivery, express courier service or by registered or certified mail in accordance with this SECTION 9.17. The parties hereto agree that they shall use reasonable efforts to send all notices hereunder by telecopier or express courier service prior to utilizing the United States mail or actual delivery in person for such notice purposes.

         9.18 Assignment. This Credit Agreement may not be assigned by the Company.

                                   ARTICLE 10

                         ASSIGNMENTS AND PARTICIPATIONS

                  The Bank may, at no additional cost to the Company, grant participations in all or any part of the outstanding principal balance of its Warehouse Note to one or more Persons provided that (i) any such disposition shall not, without the consent of the Company, require the Company to file a registration statement with the Securities and Exchange Commission or apply to qualify the Warehouse Advances or the Note under the blue sky law of any state;
(ii) the holder of any such participation shall not be entitled to require the Bank to take or omit to take any action hereunder; and (iii) any Person to whom such disposition has been made shall not be considered a "Bank" for purposes of this Credit Agreement. The Bank shall, as between the Company and the Bank, be relieved of any of its obligations hereunder as a result of any granting of participations in all or any part of the outstanding principal balance of its Warehouse Note or other obligations owed to the Bank.

                                   ARTICLE 11

                              WAIVER OF JURY TRIAL

         THE COMPANY AND THE BANK HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS CREDIT AGREEMENT OR THE OTHER LOAN DOCUMENTS. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THE COMPANY AND THE BANK ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT FOR EACH SUCH PARTY TO ENTER INTO A BUSINESS RELATIONSHIP, THAT THE COMPANY AND THE BANK HAVE ALREADY RELIED ON THE WAIVER IN ITS RELATED FUTURE DEALINGS WITH THE OTHER. THE COMPANY AND THE BANK FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS CREDIT AGREEMENT OR THE OTHER LOAN DOCUMENTS. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.


THE NEW YORK MORTGAGE COMPANY, LLC           NATIONAL CITY BANK OF KENTUCKY


   By: /s/ Steven B. Schnall                     By: /s/ Michael A. Johnson
      ----------------------------                  ----------------------------

   Title: President                              Title: Vice President
         -------------------------                     -------------------------

   (the "Company")                              (the "Bank")